CONTACTS:   Alanco Investor Relations            Equity Communications
            (480) 607-1010                       Ira Weingarten
            www.alanco.com                       (805) 897-1880
            --------------                       ira@equitycommunication.com
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              Alanco's Excel/Meridian Data Receives $900,000 Order
                   For Network Attached Storage (NAS) Systems


(Scottsdale, AZ - November 30, 2006) - Alanco Technologies, Inc. (NASDAQ: ALAN), announced today that its subsidiary, Excel/Meridian Data, Inc., a leading provider of data storage solutions to the SMB (Small/Medium Businesses) market, received a new order totaling approximately $900,000 from a media industry client for NetStor(R) Network Attached Storage (NAS) systems. The order is scheduled for shipment during the Company's fiscal second quarter ending December 31, 2006. Excel's NetStor solution was selected based on its broad spectrum of competitively priced performance characteristics, including virus protection, scalability over 100 terabytes, and 24/7 client support.

Dick Vanek, Excel/Meridian Data President, stated, "Today's computer storage customers are demanding more for less. The NetStor is a scalable NAS solution that delivers rich feature sets along with ease of operation. We have positioned our NetStor NAS technology to provide a high quality product with excellent return on investment to the large SMB (Small/Medium Businesses) data storage market."

Robert R. Kauffman, Alanco Chairman and Chief Executive Officer, commented, "In our first quarter earnings news release dated November 20, 2006, I noted that we projected our Data Storage business to rebound from an `unexpectedly large first quarter loss' to at least breakeven in the second quarter ending December 31, 2006. This new order, plus record-level October sales, virtually assures a profitable second quarter turnaround for Data Storage."

Alanco Technologies, Inc. (NASDAQ: ALAN), headquartered in Scottsdale, Arizona, is a rapidly growing provider of wireless tracking and asset management solutions through its StarTrak Systems and Alanco/TSI PRISM subsidiaries. The Company also participates in the data storage industry through its Excel/Meridian Data, Inc. subsidiary, a manufacturer of Network Attached Storage
(NAS) systems. Corporate website: www.alanco.com.

Excel/Meridian Data, Inc. has fourteen years of storage solution experience developing Network Attached CD/DVD Servers, NAS Filers and RAID systems. Excel delivers uniquely scalable, manageable and cost-effective storage solutions for all network storage customers. For further information, visit http://www.emdstorage.com, e-mail sales@emdstorage.com, or call 800-995-1014.

StarTrak Systems is a leading provider of GPS tracking and wireless asset management services to the transportation industry and the dominant provider of tracking, monitoring and control services to the refrigerated or "Reefer" segment of the transportation marketplace. StarTrak products increase efficiency and reduce costs of the refrigerated supply chain through the wireless monitoring and control of critical Reefer data, including GPS location, cargo temperatures and Reefer fuel levels. StarTrak offers complete integrated solutions for tracking, monitoring and controlling refrigerated trailers, trucks, railcars, and containers. Additional information is available at www.StarTrak.com.

Alanco/TSI PRISM is the leading provider of RFID real-time tracking technologies for the corrections industry. TSI PRISM systems track and record the location and movement of inmates and officers, resulting in enhanced facility safety and security and significant staff productivity improvements. Utilizing proprietary RFID (Radio Frequency Identification) tracking technology, TSI PRISM provides real-time inmate and officer identification, location and tracking both indoors and out, and is currently utilized in prisons in Michigan, California, Illinois, Ohio, Missouri, and Virginia. Additional information is available at www.TSIPRISM.com.

EXCEPT FOR HISTORICAL INFORMATION, THE STATEMENTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ALL SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO, AND ARE QUALIFIED BY, RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY THOSE STATEMENTS. THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, REDUCED DEMAND FOR INFORMATION TECHNOLOGY EQUIPMENT; COMPETITIVE PRICING AND DIFFICULTY MANAGING PRODUCT COSTS; DEVELOPMENT OF NEW TECHNOLOGIES WHICH MAKE THE COMPANY'S PRODUCTS OBSOLETE; RAPID INDUSTRY CHANGES; FAILURE OF AN ACQUIRED BUSINESS TO FURTHER THE COMPANY'S STRATEGIES; THE ABILITY TO MAINTAIN SATISFACTORY RELATIONSHIPS WITH LENDERS AND TO REMAIN IN COMPLIANCE WITH FINANCIAL LOAN COVENANTS AND OTHER REQUIREMENTS UNDER CURRENT BANKING AGREEMENTS; AND THE ABILITY TO SECURE AND MAINTAIN KEY CONTRACTS AND RELATIONSHIPS.

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